Exhibit 99.1

ASSET PURCHASE AND SALE AGREEMENT

by and between

CYPRESS SHARPRIDGE INVESTMENTS, INC.

and

SHARPRIDGE CAPITAL MANAGEMENT, L.P.

ASSET PURCHASE AND SALE AGREEMENT

This Asset Purchase Agreement (the “Agreement”), is entered into as of September 1, 2011 by and between Cypress Sharpridge Investments, Inc., a Maryland corporation (the “Buyer”), and Sharpridge Capital Management, L.P., a Delaware limited partnership (the “Seller”).

WHEREAS, the Buyer has entered into the Second Amended and Restated Management Agreement, dated January 1, 2009 (the “Management Agreement”), with Cypress Sharpridge Advisors, LLC, a Delaware limited liability company (the “Manager”), pursuant to which the Manager is responsible for the management of the Buyer’s assets and operations; and

WHEREAS, the Manager has entered into a Sub-Advisory Agreement, dated February 10, 2006, with the Seller (the “Sharpridge Sub-Advisory Agreement”) pursuant to which the Seller has served as the primary sub-advisor to the Manager and provides the Manager with access to all of the assets currently used by the Manager to operate the Buyer’s business and manage the Buyer’s assets (the “CYS Business”); and

WHEREAS, all of the Buyer’s executive officers are employees of the Seller;

WHEREAS, the Seller, as the Manager’s primary sub-advisor, owns or leases all of the assets currently used to operate the CYS Business, and which are more fully defined below;

WHEREAS, the Manager has entered into a Sub-Advisory Agreement (the “Cypress Sub-Advisory Agreement”), dated February 10, 2006, with Cypress CSI Advisors LLC, a Delaware limited liability company (the “Cypress Sub-advisor”), pursuant to which the Cypress Sub-advisor, at the request of the Manager, performs certain sub-advisory services to the Manager;

WHEREAS, the Buyer wishes to internalize its management by terminating the Management Agreement, acquiring certain assets of the Seller, and by employing all of the employees of the Seller (the “Internalization”);

WHEREAS, pursuant to Section 13(d) of the Management Agreement, the Buyer may terminate the Management Agreement upon completing an Internalization;

WHEREAS, the board of directors of the Buyer (the “Board”) has approved the Internalization and this Agreement and determined that the transactions contemplated hereby are in the best interests of the Buyer; and

WHEREAS, the Seller is willing to sell the Purchased Assets (defined below) to the Buyer, and the Buyer is willing to purchase the Purchased Assets in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

SECTION 1.	DEFINITIONS.

1.1 “Affiliate” means, with respect to a specified Person, any Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the specified Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise.

1.2 “Agreement” is defined in the first paragraph of this Agreement.

1.3 “Ancillary Document” means any agreement, certificate, instrument or other document executed and delivered by one or more parties in connection with the execution, delivery and performance of this Agreement.

1.4 “Assigned Contracts” are those Contracts set forth on Schedule 1.4.

1.5 “Assignment and Assumption Agreement” is defined in Section 2.5(b)(ii).

1.6 “Assumed Contract Liabilities” is defined in Section 2.3(a).

1.7 “Authority” means any U.S. or non-U.S. federal, state, provincial, local or other governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority. For avoidance of doubt, this term includes the New York Stock Exchange.

1.8 “Basket” is defined in Section 6.4(a).

1.9 “Bill of Sale” is defined in Section 2.5(b)(i).

1.10 “Board” is defined in the recitals.

1.11 “Books and Records” means original or true and complete copies of all of the books, records, ledgers, files, data and information maintained by the Seller relating to the CYS Business, including, without limitation, analyst reports and research, portfolio reports, studies and data, personnel records, plans, financial and accounting records, advertising materials, promotional materials, and the telephone and telecopy numbers of the Seller used in the operation of the CYS Business, and all other general correspondence.

1.12 “Breach” means (a) with respect to any Contract, any breach of or inaccuracy in any express or implied representation or warranty given in connection with the Contract, any breach of or failure to perform or comply with any express or implied covenant or obligation in connection with the Contract, or the occurrence of any default or event of default, however defined, in connection with the Contract, (b) with respect to any Law or Order (including any Permit), any violation or other failure to comply with any obligation or restriction contained in or imposed by the Law or Order (including any Permit), or (c) with respect to any of the foregoing, any event which with the passing of time or the giving of notice, or both, would constitute a Breach (as defined in Section 1.12(a) or Section 1.12(b) hereof) of the Contract, Law or Order (including any Permit).

1.13 “Business Day” means any day other than (a) Saturday or Sunday or (b) any other day on which banks in New York, New York are permitted or required to be closed.

1.14 “Buyer” is defined in the first paragraph of this Agreement.

1.15 “Buyer Indemnified Parties” is defined in Section 6.3.

1.16 “Buyer Material Adverse Effect” means any change, effect, event, violation, inaccuracy, circumstance or condition (whether considered individually or in the aggregate with other changes, effects, events, violations, inaccuracies, circumstances or conditions) that (a) has had or would reasonably be expected to have a material adverse effect on the business, operations, results of operations, assets, properties, Liabilities, financial condition or financial performance of Buyer, or (b) materially impedes or delays, or is reasonably likely to materially impede or delay, the consummation of the transactions contemplated by this Agreement, except that none of the following will be considered (either alone or in combination) in determining whether a Buyer Material Adverse Effect has occurred: (i) general changes in the United States or global economic conditions (except to the extent that such developments have a disproportionate effect on Buyer), (ii) general changes in the market (except to the extent that such changes have a disproportionate effect on Buyer), (iii) any action or inaction by Buyer that Seller approves or consents to in writing or which is taken or not taken in compliance with or in performance of this Agreement, (iv) changes in any generally applicable Laws or generally applicable accounting regulations or principles (except to the extent that such changes have a disproportionate effect on Buyer), or (v) changes resulting from the execution of this Agreement and consummation of the transactions contemplated hereby.

1.17 “Buyer’s Employee Benefit Plans” means those employee benefit plans of the Buyer as set forth on Schedule 1.17.

1.18 “Cap” is defined in Section 6.4(a).

1.19 “Closing” is defined in Section 2.5(a).

1.20 “Closing Date” is defined in Section 2.5(a).

1.21 “COBRA” is defined in Section 5.5(a)(i).

1.22 “Code” means the Internal Revenue Code of 1986, as amended.

1.23 “Compensation Committee” means the Compensation Committee of the Board.

1.24 “Consent” means any consent, approval, ratification, waiver or other authorization.

1.25 “Continuing Employee” is defined in Section 5.5(a)(ii).

1.26 “Contract” means any agreement, contract, subcontract, lease, binding understanding, obligation, promise, instrument, indenture, mortgage, note, option, warranty, purchase order, license, sublicense, commitment or undertaking of any nature, which, in each case, is legally binding upon a party or on any of its Affiliates.

1.27 “Copyright” means any registered or unregistered writing or other work of authorship, including without limitation, all works recognized as copyrighted or copyrightable under the U.S. Copyright Act, regardless of format or media, and all applications and registrations relating thereto.

1.28 “Cypress Sub-advisor” is defined in the recitals.

1.29 “CYS Business” is defined in the recitals.

1.30 “CYS IP License Agreement” is defined in Section 2.5(c).

1.31 “Effective Time” is defined in Section 2.5(a).

1.32 “Employee” means any of Sellers’ employees, each of whom is identified on Schedule 1.32.

1.33 “Encumbrance” means, with respect to any asset or security, any mortgage, deed of trust, lien, pledge, charge, security interest, conditional sale or other security arrangement, collateral assignment, adverse claim of title, ownership or right to use, restriction, right of first refusal or offer or other encumbrance of any kind in respect of such asset or security.

1.34 “ERISA” means the Employee Retirement Income Security Act.

1.35 “GAAP” means accounting principles generally accepted in the United States.

1.36 “Governing Documents” means, with respect to a specified Person, (a) if a corporation, the articles or certificate of incorporation and the bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles of organization and operating agreement; (e) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (f) all equity holders’ agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equity holders of any Person; and (g) any amendment or supplement to any of the foregoing.

1.37 “Intellectual Property” means all of the Seller’s intellectual property and other similar proprietary rights relating to the CYS Business in any jurisdiction, whether owned or held for use under license and whether registered or unregistered, including, but not limited to, all (a) confidential and/or proprietary information, trade secrets and know-how, including customer lists, customer data, technical information, plans, drawings, designs, formulae, process technology, manuals, data, records, procedures, analytical methods, asset/liability management and pricing models, dividend, cash and net asset value models, collateralized loan obligation and counterparty monitors, databases and tearsheets, run rate models, investment, liability management and swap modeling, research and development records, data and reports (including, without limitation, those trade secrets and know-how identified on Schedule 1.37 hereto), (b) software, including data files, source code, object code, application programming interfaces, databases, information technology infrastructure design and other software-related specifications and documentation; (c) Copyrights, Marks, patents and patentable matter, and any applications, registrations and letters patent relating thereto, and (d) claims, causes of action and defenses relating to the enforcement of any of the foregoing.

1.38 “Internalization” is defined in the recitals.

1.39 “IRS” means the United States Internal Revenue Service.

1.40 “Knowledge” means, with respect to the Seller, the actual knowledge of any one or more of Kevin E. Grant, Frances R. Spark, Richard E. Cleary, or Thomas A. Rosenbloom.

1.41 “Law” means any federal, state, provincial, local, municipal or other law, statute, constitution, principle of common law, ordinance, code, permit, rule, regulation, policy, guideline, ruling, Order or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Authority.

1.42 “Lease” is defined in Section 2.1(e).

1.43 “Liability” means, with respect to any Person, any liability or obligation of that Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, asserted or unasserted, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of that Person in accordance with GAAP.

1.44 “Losses” means all Liabilities, deficiencies, demands, claims, suits, actions, or causes of action, assessments, losses, costs, expenses, interest, fines, penalties, actual or punitive damages or reasonable costs or reasonable expenses of any and all investigations, proceedings, judgments, remediations, settlements and compromises (including reasonable fees and expenses of attorneys, accountants and other advisors and experts).

1.45 “Management Agreement” is defined in the recitals.

1.46 “Manager” is defined in the recitals.

1.47 “Mark” means any registered or unregistered trademark, service mark, trade name, product name, d/b/a, certification mark, Internet domain name, uniform resource locator, slogan, logo symbol, trade dress or other indicia of origin, and all applications or registrations relating thereto.

1.48 “Order” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Authority or arbitrator.

1.49 “Ordinary Course of Business” means, with respect to a specified Person, action that (a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of such Person’s normal operations and (b) does not require authorization by such Person’s partners, board of directors, equity holders, trustees, beneficiaries or other Persons acting in a similar capacity and does not require any other separate or special authorization.

1.50 “Permit” means any Consent, license, registration, certification, listing or permit issued, granted, given or otherwise made available by or under the authority of any Authority or recognized Third Party certification or standards organizations or pursuant to any Law.

1.51 “Permitted Encumbrance” means any Encumbrance (a) for Taxes not yet due and payable or (b) for mechanics’, carriers’, workmen’s, repairmen’s or other like liens (inchoate or otherwise) arising or incurred in the Ordinary Course of Business in respect of obligations which are not overdue.

1.52 “Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity (including any Authority).

1.53 “Proceeding” means any action, arbitration, audit, hearing, investigation, inquiry, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Authority or arbitrator.

1.54 “Purchase Price” is defined in Section 2.4(a).

1.55 “Purchased Assets” is defined in Section 2.1.

1.56 “Resolutions” is defined in Section 2.5(b)(iii).

1.57 “Retained Assets” is defined in Section 2.2.

1.58 “Retained Liabilities” is defined in Section 2.3(b).

1.59 “SEC” means the United States Securities and Exchange Commission.

1.60 “SEC Rules and Regulations” means the rules and regulations promulgated by the SEC.

1.61 “Secretary’s Certificate” is defined in Section 2.5(b)(iii).

1.62 “Seller” is defined in the first paragraph of this Agreement.

1.63 “Seller Employee Benefit Plans” means all of the Seller’s employee benefit plans and all agreements relating to the compensation and other benefits of present and former employees of the Seller under which the Seller has any continuing liability, which are listed on Schedule 1.63.

1.64 “Seller Indemnified Parties” is defined in Section 6.2.

1.65 “Seller Material Adverse Effect” means any change, effect, event, violation, inaccuracy, circumstance or condition (whether considered individually or in the aggregate with other changes, effects, events, violations, inaccuracies, circumstances or conditions) that (a) has had or would reasonably be expected to have a material adverse effect on the business, operations, results of operations, assets, properties, Liabilities, financial condition or financial performance of the Seller, or (b) materially impedes or delays, or is reasonably likely to materially impede or delay, the consummation of the transactions contemplated by this Agreement, except that none of the following will be considered (either alone or in combination) in determining whether a Seller Material Adverse Effect has occurred: (i) general changes in the United States or global economic conditions (except to the extent that such developments have a disproportionate effect on Seller), (ii) general changes in the market (except to the extent that such changes have a disproportionate effect on Seller), (iii) any action or inaction by Seller that Buyer approves or consents to in writing or which is taken or not taken in compliance with or in performance of this Agreement, (iv) changes in any generally applicable Laws or generally applicable accounting regulations or principles (except to the extent that such changes have a disproportionate effect on Seller), or (v) changes resulting from the execution of this Agreement and consummation of the transactions contemplated hereby.

1.66 “Subsidiary” means, with respect to a specified Person, any other Person in which more than 50% of the securities or other ownership interests having the power to (a) elect a majority of the other Person’s board of directors or other governing body or (b) otherwise direct the business and policies of the other Person are owned or controlled, directly or indirectly, by (x) the specified Person, (y) the specified Person and one or more Subsidiaries of the specified Person, or (z) one or more Subsidiaries of the specified Person.

1.67 “Tangible Assets” are those assets set forth on Schedule 1.67.

1.68 “Tax” means (a) any income, gross income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), (including taxes under Code Section 59A), windfall profit, capital gain, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security (or the equivalent), unemployment, disability, real property, personal property, sales, use, ad valorem, transfer, registration, value added, alternative or add-on minimum, estimated or other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever (including, for clarity, any amounts owed to any Authority or other Person in respect of unclaimed property or escheat laws) and any interest, penalty, addition to tax or additional amount, whether disputed or not, thereon imposed, assessed or collected by or under the authority of any Authority responsible for the imposition of the tax, (b) any Liability for the payment of any amounts of the type described in clause (a) of this definition as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable Period, and (c) any Liability for the payment of any amounts of the type described in clause (a) or (b) of this definition as a result of being a party to a tax sharing Contract, a transferee of or successor to any Person, or as a result of any express or implied Liability to assume the tax or to indemnify any other Person.

1.69 “Tax Return” means any return, statement, declaration, claim for refund, report, estimate, notice, form, schedule, informational return, statement or other document (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, information returns and reports and any amendment to any of the foregoing) relating to Taxes.

1.70 “Taxable Period” means any taxable year, any other period that is treated as a taxable year, or any other period, or portion thereof, in the case of a Tax imposed with respect to another period (such as a quarter) with respect to which any Tax may be imposed under any applicable Law.

1.71 “Third Party” means any Person who is not a party to this Agreement.

1.72 “Third Party Claim” means any claim asserted against an indemnified party in a Proceeding

1.73 “Transfer Taxes” is defined in Section 5.2.

1.74 “True Up Amount” is defined in Section 2.4(b).

SECTION 2.	PURCHASE AND SALE OF THE ASSETS.

2.1 Purchase and Sale of Assets. Subject to the terms and conditions contained herein, at the Closing, the Seller will sell, convey, transfer, assign and deliver to the Buyer or its designated Affiliate, free and clear of any Encumbrances other than Permitted Encumbrances, and the Buyer will purchase from the Seller, all right, title and interest in and to only the following assets, properties and rights of the Seller (collectively, and excluding the Retained Assets, the “Purchased Assets”):

(a) the Assigned Contracts;

(b) the Tangible Assets;

(c) the Intellectual Property;

(d) the Books and Records; and

(e) the lease for office space located at 890 Winter Street, Suite 200, Waltham, Massachusetts 02451 (the “Lease”).

2.2 Retained Assets. Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the Buyer is not purchasing from the Seller, and the Seller is not selling to the Buyer, any assets, properties and rights of the Seller other than the Purchased Assets (all assets, properties and rights of the Seller other than the Purchased Assets are referred to herein as the “Retained Assets”). Without limiting the generality of the foregoing, and solely for purposes of clarity, the Retained Assets of the Seller include:

(a) all cash and cash equivalents;

(b) all pre-paid expenses;

(c) all real property (whether owned or leased), including any security deposits related to such real property, other than the real property covered by the Lease;

(d) all accounts, notes and other receivables;

(e) except for the Tangible Assets, all equipment, machinery and other tangible assets not used to operate and manage the CYS Business;

(f) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualification, taxpayer and other identification numbers, seals, minute books, stockholder and stock transfer records and all other similar corporate records of the Seller;

(g) all personnel records of any Employee who is not a Continuing Employee;

(h) all insurance policies and claims thereunder, claims for and rights to receive Tax refunds, all Tax Returns and any notes, worksheets, files or documents relating thereto;

(i) all Contracts other than the Assigned Contracts and the Lease; and

(j) all rights to maintain any Proceedings in existence prior to the Closing to which the Seller is a party and to recover damages in relation thereto and all rights to institute and maintain any Proceedings in connection with the assets, liabilities or operations of Seller post-Closing.

2.3 Assumed and Retained Liabilities.

(a) On the Closing Date, but effective as of the Effective Time, the Buyer will assume and agree to pay, perform and discharge only those Liabilities of the Seller that first arise after the Effective Time under the Assigned Contracts and the Lease in accordance with the stated written terms thereof, but excluding (i) any Liability to the extent arising out of or relating to any Breach by the Seller thereunder or as a result of the Closing and (ii) any indemnification or similar Liabilities (whether or not based on a Breach) to the extent arising out of or relating to actions, omissions, circumstances or events occurring or existing on or prior to the Closing Date or as a result of the Closing (subject to such exclusions, the “Assumed Contract Liabilities”).

(b) Except for the Assumed Contract Liabilities, the Buyer is not assuming and expressly disclaims the assumption of any Liabilities of the Seller, whether or not such Liabilities arise from or relate to the Purchased Assets (all such Liabilities of the Seller are referred to herein as the “Retained Liabilities”). Without limiting the generality of the foregoing, and solely for purposes of clarity, the Retained Liabilities include:

(i) all Liabilities arising from or relating to accrued expenses, accounts payable, indebtedness or other payment obligations;

(ii) all Liabilities arising from or relating to any Encumbrances (including Permitted Encumbrances);

(iii) all Liabilities for Taxes of the Seller whenever and however arising, including Taxes of the Seller arising from or relating to the transactions contemplated by this Agreement; and

(iv) all Liabilities arising from or relating to the employment, retention or termination of current or former employees or independent contractors of the Seller (including any employees or independent contractors of the Seller hired or retained by the Buyer), including all Liabilities for salaries, bonuses, option payouts, withholding, expense reimbursements, benefits or severance payments.

2.4 Purchase Price; Allocation.

(a) The consideration for the Purchased Assets (the “Purchase Price”) will be (i) $750,000 payable in cash at the Closing as provided in Section 2.5; (ii) the True-Up Amount, if any, and (iii) the assumption of the Assumed Contract Liabilities.

(b) Within 30 days after the Closing, in the ordinary course of business, the Seller shall deliver to the Buyer a report of prepaid expenses, net of accrued expenses for which payment has not been made and the Buyer shall become responsible for after the Closing, relating to the CYS Business for which the Seller shall be reimbursed by the Buyer, through August 31, 2011 (such amount to be paid by the Buyer being the “True-Up Amount”).

(c) For Tax purposes, the Buyer and the Seller will allocate the Purchase Price among the Purchased Assets in accordance with the Buyer’s allocation for GAAP purposes as determined for purposes of the Buyer’s audited financial statements, to the extent such allocation is consistent with Section 1060 of the Code. Neither the Buyer nor the Seller will take any position (whether in financial statements, audits, Tax Returns or otherwise) which is inconsistent with such allocation unless required to do so by applicable Law. The Buyer will provide the Seller with its Purchase Price allocation within 60 days of the Closing Date.

2.5 Closing; Closing Deliveries.

(a) The closing of the transactions contemplated by this Agreement (the “Closing”) will take place remotely through the electronic exchange of signature pages. The date of the Closing will be September 1, 2011 (the “Closing Date”), and the effective time of the Closing shall be deemed to be 12:01 A.M., Eastern Time on the Closing Date (the “Effective Time”).

(b) At the Closing, the Seller will deliver or cause to be delivered to the Buyer all of the following:

(i) a duly executed bill of sale conveying the Purchased Assets (other than the Assigned Contracts, the Intellectual Property and the Lease), in form and substance substantially as set forth in Exhibit A hereto (the “Bill of Sale”);

(ii) a duly executed assignment and assumption agreement assigning the Assigned Contracts, the Intellectual Property, the Lease and the Assumed Contract Liabilities, in form and substance substantially as set forth in Exhibit B hereto (the “Assignment and Assumption Agreement”);

(iii) a copy of the resolutions adopted by, or a unanimous written consent of, the Seller’s general partner and limited partners authorizing the execution, delivery and performance of this Agreement and the completion of the transactions contemplated hereby (the “Resolutions”) and a written certification from Seller’s corporate secretary in form and substance reasonably satisfactory to the Buyer, dated the Closing Date, confirming that the copies of the Resolutions are correct and complete and that such resolutions or written consent were duly adopted and collectively delivered and filed with the Seller, have not been amended or rescinded and are in full force and effect (the “Secretary’s Certificate”);

(iv) a consent and estoppel certificate from Waltham Winter Street 890 LP, the landlord under the Lease, dated the Closing Date, (1) consenting to the assignment of the Lease to the Buyer, (2) confirming that the Lease is in full force and effect and (3) confirming the absence of any Breaches under the Lease; and

(v) such other typical and customary certificates, documents and instruments as Buyer may reasonably request related to the transactions contemplated hereby.

(c) At the Closing, the Buyer will deliver or cause to be delivered to the Seller:

(i) the Purchase Price, which will be payable in cash via wire transfer pursuant to the wire instructions attached hereto as Schedule 2.5(c)(i);

(ii) a duly executed counterpart signature page of the Assignment and Assumption Agreement;

(iii) Resolutions of the Buyer;

(iv) a certificate from the Buyer’s corporate secretary in form and substance reasonably similar to the Seller’s Secretary’s Certificate;

(v) an exclusive, perpetual, royalty-free license to Kevin E. Grant to the unrestricted use (subject to any non-competition and confidentiality provisions that may be applicable to Kevin E. Grant) of the Intellectual Property and any improvements, enhancements, modifications, or other developments related thereto (the “CYS IP License Agreement”); and

(vi) such other typical and customary certificates, documents and instruments as the Seller may reasonably request related to the transactions contemplated hereby.

SECTION 3.	REPRESENTATIONS AND WARRANTIES OF THE SELLER.

Except as specified in the disclosure schedules delivered to the Buyer concurrently with the execution of this Agreement, the Seller represents and warrants to the Buyer as set forth in this Section 3.

3.1 Organization, Standing and Limited Partnership Power.

(a) The Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited partnership power and authority to conduct its business as it is now being conducted and to own, lease and operate its properties and assets. The Seller is duly qualified or licensed to do business as a foreign entity in good standing in each jurisdiction where the nature of its business or the ownership, leasing or operation of its assets requires such licensing or qualification, except where the failure to be so qualified or licensed has not had and would not reasonably be expected to have a Seller Material Adverse Effect.

(b) The Seller has no Subsidiaries and does not directly or indirectly hold any capital stock or other equity securities of any Person or otherwise have any direct or indirect ownership interest in any Person or business.

(c) The Seller has made available to the Buyer correct and complete copies of its Governing Documents, including all amendments thereto. The Seller has not Breached any of its Governing Documents.

3.2 Authority; Seller and Partner Approval. The Seller has the necessary limited partnership power and authority to execute and deliver this Agreement and any Ancillary Documents and to complete the transactions contemplated hereby and thereby. The Seller and the Seller’s general partner and limited partners have taken all action required by Law and the Seller’s Governing Documents to authorize the Seller’s execution, delivery and performance of this Agreement and any Ancillary Documents. The Seller has duly and validly executed and delivered this Agreement and any Ancillary Documents and, assuming the due authorization, execution and delivery of this Agreement and any Ancillary Documents by the Buyer, this Agreement and any Ancillary Documents constitute the legal and valid binding obligations of the Seller enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to creditors’ rights generally and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

3.3 Title to Assets. The Seller owns good, valid and marketable title to the Purchased Assets (except for the property that is the subject of the Lease and the leased assets that are the subject of a valid and enforceable Assigned Contract), free and clear of Encumbrances, except the Permitted Encumbrances. As of the Effective Time, good, valid and marketable title to the Purchased Assets, free and clear of any and all Encumbrances, except for the Permitted Encumbrances, will pass to the Buyer. The Purchased Assets constitute all tangible and intangible assets (other than the Retained Assets), contracts and rights currently used by the Seller at the Effective Time for the operation and management of the CYS Business by the Seller prior to the Effective Time in accordance with the Seller’s past practice.

3.4 No Breach. Except as set forth in Schedule 3.4, neither the execution and delivery of this Agreement or any Ancillary Document, nor the completion or performance of the transactions contemplated hereunder or thereunder, will directly or indirectly:

(a) Breach any provision of the Seller’s Governing Documents;

(b) Breach any provision of, or give any Person a right to declare a default or exercise any remedy under, or accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Assigned Contract or the Lease;

(c) result in the creation or imposition of an Encumbrance upon or in relation to any Purchased Asset; or

(d) assuming the Consents referred to in Section 3.5 are obtained, violate or otherwise Breach, or give any Authority the right to challenge any of the transactions contemplated by this Agreement or exercise any remedy or obtain any relief under, any applicable Law or Order.

3.5 Consents and Filings. The Seller is not required by Law or Contract to give any notice to, make any filing with, or obtain any Consent from any Authority or other Person in connection with the Seller’s execution, delivery or performance of this Agreement, except for the Consents set forth in Schedule 3.5.

3.6 Absence of Certain Changes. Except as set forth in Schedule 3.6 or as otherwise permitted by this Agreement, since December 31, 2010:

(a) The Seller has owned and operated its assets, properties and business in the Ordinary Course of Business; and

(b) No event has occurred and no circumstance exists or has developed that has had or would reasonably be expected to have a Seller Material Adverse Effect.

3.7 Proceedings; Orders.

(a) No Proceedings are pending or, to the Seller’s Knowledge, threatened against or otherwise relating to the Seller.

(b) The Seller is not, and none of the Purchased Assets is, subject to any Order. No partner, officer, employee or other agent of the Seller is subject to any Order relating to the Seller or any of the Purchased Assets.

3.8 Compliance with Laws. Except as set forth on Schedule 3.8, since December 31, 2010 (a) the Seller has not materially Breached any applicable Law, and (b) no Person has alleged in writing (or, to Seller’s Knowledge, otherwise alleged) that the Seller has or may have materially Breached any applicable Law.

3.9 Tax Matters. The Seller has timely filed all federal, state, local, foreign and other Tax Returns that it was required to file prior to the Closing Date. All such Tax Returns were correct and complete in all respects and the Seller believes such Tax Returns were prepared in material compliance with all applicable Laws. All Taxes owed by the Seller (whether or not shown or required to be shown on any Tax Return) have been paid, including Taxes that have been or are required to be withheld in connection with any amounts paid or owing to any employee, independent contractor or other Person. To the Seller’s knowledge, no partner, officer or employee responsible for Tax matters of the Seller has been notified or expects any Authority to assess any additional Taxes for any period for which Tax Returns have been filed. No assertion, claim or assessment has been made by an Authority in a jurisdiction where the Seller does not file Tax Returns where the Seller is or may be subject to Taxation by that jurisdiction. There are no Encumbrances on any of the Purchased Assets arising from or relating to any failure (or alleged failure) to pay any Tax. The Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. The Seller is not a party to any Tax allocation or sharing agreement and the Seller has no Liability for Taxes of any Person as a transferee or successor, by Contract or otherwise.

3.10 Employee Benefits. Schedule 1.63 sets forth a complete list of all of the Seller’s Employee Benefit Plans. No Seller Employee Benefit Plans require the Buyer to assume or be bound by any employment, compensation, fringe benefit, pension, profit sharing or deferred compensation plan or obligation in respect of any employee of the Seller or any representative of such employees. To the Knowledge of Seller, the provisions of each Seller Employee Benefit Plan and the administration of each such plan are in compliance with applicable Law, and the Seller has not received any written notice alleging to the contrary with respect to any such plan. There is no action, claim or demand of any kind (other than routine claims for benefits) that has been brought or, to the Knowledge of the Seller, is proposed or threatened, against any Seller Employee Benefit Plan or the assets thereof, or against any fiduciary of any such plan.

3.11 Employees.

(a) The Seller has provided to the Buyer a complete and accurate list of the following information for each employee of the Seller, including: name; job title; date of hiring or engagement; and current compensation paid or payable. All of the employees of the Seller have an at-will employment relationship with the Seller.

(b) To the Knowledge of the Seller, no officer or employee of the Seller is bound by any Contract that purports to limit the ability of such officer, or employee to engage in or continue or perform any conduct, activity, duties or practice relating to the business of Seller. No employee of the Seller is a party to, or is otherwise bound by, any Contract that in any way has adversely affected, affects, or can be reasonably believed will affect the ability of the Seller or the Buyer to conduct the business as heretofore carried on by the Seller. No employee of the Seller is a party to any employment agreement or severance agreement with the Seller.

(c) Except as set forth in Schedule 3.11(c), with respect to employees of the Seller:

(i) the Seller is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such Laws respecting the payment of social security and similar Taxes, employment discrimination and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice, and the Seller is not liable for the payment of any Taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing;

(ii) there is no unfair labor practice charge or complaint against the Seller pending or, to the Seller’s Knowledge, proposed or threatened before the National Labor Relations Board or any other comparable Authority;

(iii) no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claims therefor exist or, to the Seller’s Knowledge, have been proposed or threatened;

(iv) there is no Proceeding pending or, to the Seller’s Knowledge, proposed or threatened against the Seller relating to employment, employment practices, terms and conditions of employment or wages and hours.

3.12 Contracts.

(a) Schedule 3.12(a) lists the following Contracts to which the Seller is a party or subject or by which the Seller is bound:

(i) each Contract or group of related Contracts with the same Person for the performance of services or the delivery of any equipment by the Seller (other than purchase orders and invoices having a value of less than $50,000);

(ii) each Contract relating to the lease of a Tangible Asset or the license of Intellectual Property, specifying in each case whether the lease or license is to or from the Seller;

(iii) each Contract relating to a partnership or joint venture; and

(iv) each Contract not otherwise disclosed above that was not entered into in the Ordinary Course of Business or is material to the Seller.

(b) Except as set forth in Schedule 3.12(b), (i) each Assigned Contract and the Lease is valid and binding on the Seller and, to the Seller’s Knowledge, each other party thereto, and is in full force and effect; (ii) no Person has alleged in writing (or to the Seller’s Knowledge, otherwise alleged) that the Seller is or may be in material Breach thereof or has or may have a material indemnification or similar Liability thereunder; (iii) no condition exists and no event has occurred that has resulted or would reasonably be expected to result in a material Breach of any Assigned Contract or the Lease by the Seller or, to Seller’s Knowledge, by any other party thereto; and (iv) no party to any Assigned Contract or the Lease has in writing terminated or purported to terminate or requested any material modification or waiver thereof.

3.13 Certain Business Practices. The Seller has not, and, to the Seller’s Knowledge, no partner, officer, agent or employee of the Seller has, (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns, or (c) violated any provision of the Foreign Corrupt Practices Act of 1977 or any other anti-corruption or anti-bribery Law applicable to the Seller.

3.14 Insolvency.

(a) The Seller is not now insolvent and will not be rendered insolvent by any of the transactions contemplated by this Agreement. As used in this section, “insolvent” means that the sum of the debts and other probable Liabilities of Seller exceeds the present fair saleable value of the Seller’s assets.

(b) Immediately after the Effective Time: (i) Seller will be able to pay its Liabilities as they become due in the usual course of its business; (ii) Seller will not have unreasonably small capital with which to conduct its present or proposed business; (iii) Seller will have assets (calculated at fair market value) that exceed its Liabilities; and (iv) taking into account all pending and threatened litigation, final judgments against Seller in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Seller will be unable to satisfy any such maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered, as well as all other obligations of Seller. The cash available to Seller, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

3.15 Fees and Expenses of Brokers and Others. The Seller has not, and, to the Seller’s Knowledge, none of Seller’s partners, officers, employees or agents has, employed any broker, finder or financial advisor, or incurred any Liability for any brokerage fee or commission, finder’s fee or financial advisory fee, in connection with the transactions contemplated hereby. All fees and expenses (including attorneys’ and accountants’ fees) of the Seller in connection with the transactions contemplated herein shall be the responsibility of the Seller.

3.16 Books and Records. The Books and Records are complete and correct in all material respects and the Seller has made available to the Buyer for examination the originals or true and correct copies of all documents material to the business of the Seller and all other documents that the Buyer has requested in connection with the transactions contemplated by this Agreement.

3.17 Real Property.

(a) Owned Real Property. The Seller does not own any real property.

(b) Leased Real Property. Schedule 3.17(b) sets forth a description, including the street address, of the real property in which the Seller has a leasehold interest and an accurate description (by location, name of lessor, date of lease and expiration date) of all real property leases.

3.18 Condition of Equipment. Each piece of equipment and tangible asset that is part of the Purchased Assets is in good operating condition and repair, subject to ordinary wear and tear, and is substantially fit for use in accordance with the Seller’s past practice.

3.19 Intellectual Property.

(a) The Seller owns exclusively or has the exclusive right to use pursuant to license, sublicense, agreement or permission all of the Intellectual Property, and the Intellectual Property owned or used by the Seller is all of the Intellectual Property used by the Seller in the operation and management of the CYS Business. After the Closing, to the Seller’s Knowledge and reasonable belief and expectation, the Buyer shall be able to use the Intellectual Property in the same manner conducted by the Seller prior to the Effective Time, without the need for payment of consideration, other than the Purchase Price. There is no (i) to the Knowledge of the Seller infringement by third parties of any such Intellectual Property; (ii) pending or, to the Knowledge of the Seller, threatened action, suit, proceeding or claim by others challenging the Seller’s rights in or to any such Intellectual Property; and the Seller is not aware of any facts which would form a reasonable basis for any such claim; (iii) pending or, to the Knowledge of the Seller, threatened action, suit, proceeding or claim by others that the Seller has infringed upon or otherwise violated any intellectual property rights of a third party, or (iv) license or other permission to use the Intellectual Property granted by Seller to any Third Party. The Seller has not abandoned any of the Intellectual Property.

(b) Except as set forth on Schedule 3.19(b), to the Seller’s Knowledge, the Seller has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of any Third Party, and the Seller has not received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Seller must license or refrain from using any intellectual property rights of any Third Party). To the Knowledge of the Seller, no Third Party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Seller.

(c) Schedule 3.19(c) identifies each Mark, Copyright or other registration that has been issued to the Seller with respect to any of the Intellectual Property, identifies each pending application or application for registration that the Seller has made with respect to any of its Intellectual Property and identifies each license, agreement or other permission that the Seller has granted to any third party with respect to any of its Intellectual Property (together with any exceptions thereto). Except as set forth on Schedule 3.19(c), the Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item.

SECTION 4.	REPRESENTATIONS AND WARRANTIES OF THE BUYER.

The Buyer represents and warrants to Seller as set forth in this Section 4.

4.1 Organization; Standing; Corporate Power.

(a) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to conduct its business as it is now being conducted and to own, lease and operate its properties and assets. The Buyer is duly qualified or licensed to do business as a foreign entity in good standing in each jurisdiction where the nature of its business or the ownership, leasing or operation of its assets requires such licensing or qualification, except where the failure to be so qualified or licensed would not reasonably be expected to have a Buyer Material Adverse Effect.

(b) The Buyer’s filings with the SEC include correct and complete copies of the Buyer’s Governing Documents, each as in full force and effect as of the date hereof.

4.2 Authority. The Buyer has the necessary corporate power and authority to execute and deliver this Agreement and any Ancillary Documents and to complete the transactions contemplated hereby and thereby. The Buyer has taken all action required by Law and its Governing Documents to authorize the Buyer’s execution, delivery and performance of this Agreement and any Ancillary Documents. The Buyer has duly and validly executed and delivered this Agreement and any Ancillary Documents and, assuming the due authorization, execution and delivery of this Agreement and any Ancillary Document by the Seller, this Agreement and any Ancillary Documents constitute the legal and valid binding obligations of the Buyer enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 No Breach. Neither the execution and delivery of this Agreement or any Ancillary Document nor the completion or performance of the transactions contemplated hereunder or thereunder will directly or indirectly:

(a) Breach any provision of the Buyer’s Governing Documents; or

(b) assuming the Consents specified in Section 4.4 are obtained, violate or otherwise Breach, or give any Authority the right to challenge any of the transactions contemplated by this Agreement or exercise any remedy or obtain any relief under, any Law or Order applicable to the Buyer.

4.4 Consents and Filings. The Buyer is not required by Law, Contract or otherwise to give any notice to, make any filing with, or obtain any Consent from any Authority or other Person in connection with the Buyer’s execution, delivery or performance of this Agreement, except such other notices, filings and Consents that, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

4.5 Available Funds. The Buyer has available to it all funds and sources of liquidity necessary for the payment of the Purchase Price and to satisfy all of its obligations under this Agreement.

4.6 Fees and Expenses of Brokers and Others. The Buyer has not, and, to the Buyer’s knowledge, none of the Buyer’s partners, officers, employees or agents has, employed any broker, finder or financial advisor, or incurred any Liability for any brokerage fee or commission, finder’s fee or financial advisory fee, in connection with the transactions contemplated hereby. All fees and expenses (including attorneys’ and accountants’ fees and the fees of the independent valuation firm) of the Buyer in connection with the transactions contemplated herein shall be the responsibility of the Buyer.

SECTION 5.	OTHER COVENANTS AND AGREEMENTS.

5.1 Public Announcement. Except (i) as otherwise agreed between the Buyer and the Seller, (ii) as required by Law or (iii) as necessary or deemed advisable by the Company in order to comply with SEC Rules and Regulations or by obligations pursuant to the Buyer’s listing agreement with the New York Stock Exchange, neither the Buyer nor the Seller will make any public announcement or similar communication regarding this Agreement or the transactions contemplated hereby.

5.2 Transfer Taxes. Notwithstanding anything to the contrary in this Agreement, the Seller will pay, and be responsible for, 100% of any sales Tax, use Tax, transfer Tax, documentary stamp Tax, value added Tax or similar Taxes and related fees (“Transfer Taxes”) imposed on the sale or transfer of the Purchased Assets pursuant to this Agreement or the entering into of this Agreement. The Seller will prepare and file all Tax Returns with respect to such Transfer Taxes.

5.3 Name Change. On the Closing Date, the Buyer will amend its charter such that Buyer’s name does not contain and is not confusingly similar to the words “Cypress” or “Sharpridge” and will provide to the Seller a certificate from the State Department of Assessments and Taxation of the State of Maryland evidencing such name change.

5.4 Retention of and Access to Records. From and after the Closing Date, the Seller will retain and provide the Buyer and its representatives with reasonable access to all of the Seller’s books and records relating to the Retained Assets during normal business hours and upon reasonable written notice for any reasonable business purposes specified by the Buyer in such notice. From and after the Closing Date, the Buyer will retain for a period consistent with the Buyer’s record retention policies and practices those books and records of the Seller relating to the Purchased Assets. The Buyer will provide the Seller and its representatives with reasonable access to all such books and records during normal business hours and upon reasonable written notice to enable the Seller to prepare Tax Returns or respond to Tax audits.

5.5 Employment Matters.

(a) For purposes of this Section, the following terms shall have the following meanings:

(i) “COBRA” shall mean the continued health plan coverage required under Section 4980B of the Code and Sections 601 et seq. of ERISA; and

(ii) “Continuing Employee” shall mean any Employee who is offered and accepts employment with the Buyer and is in fact the Buyer’s employee as of the Effective Time of Closing.

(b) The Buyer will offer employment to all of the Employees on terms and conditions, including without limitation salary, position, reporting responsibility, vacation, and benefit plans, that are substantially similar to those that are maintained by the Seller immediately prior to the Closing Date, except as provided for in the Employment Agreements for the individuals listed on Schedule 5.5(b)(i). In connection therewith, at the Closing, the Buyer shall deliver the following documents to each Continuing Employee, as applicable:

(i) Employment Agreements for the executives and individuals listed on Schedule 5.5(b)(i), in form and substance reasonably satisfactory to the Buyer and each such individual listed on the schedule;

(ii) An offer letter for the individuals listed on Schedule 5.5(b)(ii), in form and substance reasonably satisfactory to the Buyer and each such individual listed on the schedule;

(iii) Confidentiality, Non-Competition, Non-Solicitation, and Assignment of Inventions Agreement in form and substance reasonably satisfactory to the Buyer and each Continuing Employee other than the individuals listed on Schedule 5.5(b)(i); and

(iv) Satisfactory evidence that the Compensation Committee shall have established the performance bonus plan attached hereto as Exhibit C.

(c) The Seller shall, as of the Effective Time of Closing, terminate the employment of all of its Employees. The Seller shall satisfy and remain solely responsible for all severance pay (if any), incentive compensation (if any), bonuses (if any), vacation pay, and other legal obligations with respect to its Employees and the Seller’s Employee Benefit Plans up to the Effective Time.

(d) The Seller hereby agrees that the Seller shall remain liable and responsible for (i) all benefits accrued or claims incurred by former employees and Employees who are not Continuing Employees and the dependents and beneficiaries of such Employees, (ii) all benefits accrued or claims incurred by Employees (including Continuing Employees), former employees and their dependents and beneficiaries before the Effective Time, (iii) all liabilities and obligations of any kind relating to the Seller’s employment of the Employees, except as hereinafter provided. Without limiting the generality of the foregoing sentence, the Seller shall (i) provide all notices required under applicable Law to its Employees with respect to the transactions contemplated herein, and (ii) be and remain responsible for any required compliance with respect to the Employees under the Worker Adjustment, Retraining and Notification Act of 1988 (including the giving of any notice required thereunder), any state or local Laws regarding plant closing, layoffs or similar matters, and any notices or compliance required under COBRA or similar state or local Laws.

(e) Subject to Section 5.5(d) hereof, the Buyer hereby agrees that as of the Effective Time, each Continuing Employee and his or her dependents and beneficiaries shall be permitted to enroll in the Buyer’s Employee Benefit Plans, including without limitation, medical plans, accidental death and disability plans, and dental plans for which they are eligible to participate without the imposition of waiting periods for participation or exclusion for any preexisting condition.

5.6 Tax Disclosure. Notwithstanding anything contained herein to the contrary, any party to this Agreement (and any employee, representative or other agent of any party to this Agreement) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that any such information relating to the tax treatment or tax structure shall not be disclosed to any Person as described herein to the extent necessary to comply with any applicable federal or state securities Laws.

5.7 Further Assurances. The Seller and the Buyer agree that, from time to time, from and after the Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be reasonably necessary to carry out the purposes and intents of this Agreement, including without limitation and without further consideration and at the request and cost of the Buyer, any actions reasonably deemed necessary to effectuate, record, or memorialize the transfer of the Intellectual Property. The Seller agrees to cooperate with the Buyer, and the Buyer agrees to cooperate with the Seller, to the extent necessary in connection with the filing, pursuant to any provision of the Code or regulations thereunder, of any information return or other document relating to Buyer’s purchase of the Purchased Assets and any of the other transactions contemplated by this Agreement. In addition, the Seller agrees to cooperate with the Buyer in preparing any historical and pro-forma financial statements required to be filed by the Buyer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, with respect to the transactions contemplated herein.

SECTION 6.	SURVIVAL AND INDEMNIFICATION.

6.1 Survival. Subject to the applicable provisions of Section 6.4, the representations and warranties, and covenants contained in this Agreement, the schedules attached hereto, or any Ancillary Document will survive the Closing and the completion of the transactions contemplated by this Agreement through and including March 31, 2012.

6.2 Indemnification of the Seller Indemnified Parties. Subject to the applicable provisions of Section 6.4, the Buyer will indemnify in full the Seller and each of Seller’s Affiliates, together with their respective officers, partner, directors, employees, and agents (collectively, the “Seller Indemnified Parties”), and hold them harmless from and against, any and all Losses which they or any of them may suffer or incur, directly or indirectly, regardless of when suffered or incurred and whether or not involving a claim by a Third Party, which arise from or relate to:

(a) any Breach of a representation or warranty by the Buyer in this Agreement taken together with the schedules attached hereto, or in any Ancillary Document;

(b) any Breach of a covenant, agreement or undertaking of the Buyer in this Agreement; or

(c) the Assumed Contract Liabilities.

6.3 Indemnification of Buyer Indemnified Parties. Subject to the applicable provisions of Section 6.4, the Seller will indemnify in full the Buyer and each of Buyer’s Affiliates, together with their respective officers, directors, employees and agents (collectively, the “Buyer Indemnified Parties”), and hold them harmless from and against, any and all Losses which they or any of them may suffer or incur, directly or indirectly, regardless of when suffered or incurred and whether or not involving a claim by a Third Party, which arise from or relate to:

(a) any Breach of a representation or warranty by the Seller in this Agreement, taken together with the schedules attached hereto, or in any Ancillary Document;

(b) any Breach of a covenant, agreement or undertaking of the Seller in this Agreement; or

(c) the Retained Liabilities (whether or not the Loss is recoverable under any other provision of this Section 6.3).

6.4 Limitations on Indemnification.

(a) After the Closing, the Seller Indemnified Parties may not recover any Losses under Section 6.2 until the total of all Losses with respect to those matters collectively exceed $75,000 (the “Basket”), in which case, subject to any other applicable limitations contained in this Section 6.4, the Seller Indemnified Parties will be entitled to recover all Losses, including the Basket; and (ii) the Seller Indemnified Parties may not recover any Losses under Section 6.2 in excess of $250,000 (the “Cap”).

(b) After the Closing, (i) the Buyer Indemnified Parties may not recover any Losses under Section 6.3 until the total of all Losses with respect to those matters collectively exceed the Basket, in which case, subject to any other applicable limitations contained in this Section 6.4, the Buyer Indemnified Parties will be entitled to recover all Losses, including the Basket; and (ii) the Buyer Indemnified Parties may not recover any Losses under Section 6.3 in excess of the Cap.

(c) Notwithstanding the provisions of Section 6.4(a) or Section 6.4(b), neither the Basket nor the Cap will apply with respect to claims based on fraud or intentional or willful misrepresentation or misconduct.

(d) Losses relating to any claim will be recoverable whenever they are incurred provided notice of the claim is given no later than 30 days after March 31, 2012.

(e) The Buyer or the Seller, as the case may be, will seek recovery from Third Party insurance providers for any Losses which are indemnifiable hereunder and which are recoverable from such providers, but only to the same extent that the Buyer or the Seller, as the case may be, would seek such recovery in the absence of the indemnification provisions of this Agreement (taking into account, among other things, the likelihood of recovery and the anticipated costs of pursuing the claim). Losses recoverable by a Buyer Indemnified Party or a Seller Indemnified Party, as the case may be, will be (i) reduced by the amount of any insurance proceeds actually received by the Buyer or the Seller, as the case may be, with respect to those Losses; and (ii) increased by the amount of any costs and expenses reasonably incurred in connection with the collection thereof, whether or not successful, and all insurance detriments (such as premium adjustments or increases) relating thereto. If any such amounts are received by a Buyer Indemnified Party or a Seller Indemnified Party, as the case may be, after being fully indemnified for the relevant Losses hereunder, such amounts will be paid to the Seller or the Buyer, as the case may be.

6.5 Indemnification Claims.

(a) If a Seller Indemnified Party becomes aware of a claim for indemnification under Section 6.2, the Seller will promptly notify the Buyer of the claim, specifying in reasonable detail, to the extent then known, the nature of the Losses suffered and the facts giving rise to the claim. Notwithstanding the foregoing, but subject to Section 6.4(c), any failure to so notify the Buyer will not relieve the Buyer from its indemnification obligations or other Liabilities hereunder except to the extent (and only to the extent) that the Buyer demonstrates that the defense of the matter is materially prejudiced thereby. The Buyer will have 30 days after receipt of the indemnification notice to notify the Seller in writing of any objections thereto, specifying in reasonable detail the nature of and basis for each objection. To the extent that the Buyer fails to timely object to all or part of an indemnification claim, the Buyer will be deemed to have irrevocably accepted Liability for the claim. To the extent that the Buyer timely objects to all or part of an indemnification claim, the Buyer and the Seller will negotiate in good faith to resolve the dispute within 30 days thereafter. If the Buyer and the Seller are unable to resolve the dispute within that 30 day period, then either of them may proceed to litigate the dispute subject to the provisions of this Agreement.

(b) If a Buyer Indemnified Party becomes aware of a claim for indemnification under Section 6.3, it will promptly notify the Seller of the claim, specifying in reasonable detail, to the extent then known, the nature of the Losses suffered and the facts giving rise to the claim. Notwithstanding the foregoing, but subject to Section 6.4(c), any failure to so notify the Seller will not relieve the Seller from its indemnification obligations or other Liabilities hereunder except to the extent (and only to the extent) that the Seller demonstrates that the defense of the matter is materially prejudiced thereby. The Seller will have 30 days after receipt of the indemnification notice to notify the Buyer Indemnified Party in writing of any objections thereto, specifying in reasonable detail the nature of and basis for each objection. To the extent that the Seller fails to timely object to all or part of an indemnification claim, the Seller will be deemed to have irrevocably accepted Liability for the claim. To the extent that the Seller timely objects to all or part of an indemnification claim, the Seller and the Buyer Indemnified Party will negotiate in good faith to resolve the dispute within 30 days thereafter. If the Buyer Indemnified Party and the Seller are unable to resolve the dispute within that 30 day period, then either of them may proceed to litigate the dispute subject to the provisions of this Agreement.

(c) No action by a Buyer Indemnified Party or a Seller Indemnified Party to determine the extent of an indemnified Liability, including voluntary disclosure to Authorities or potential claimants, will in any way affect a party’s right to indemnification under this Agreement.

6.6 Third Party Claims.

(a) An indemnifying party will be entitled to participate in the defense of any Third-Party Claim and, subject to Section 6.6(d), may elect to assume the defense of the Third Party Claim with counsel reasonably satisfactory to the indemnified party by delivering written notice of the election within 10 Business Days after receiving notice of the Third Party Claim as provided in Section 6.5.

(b) If an indemnifying party timely elects to assume the defense of a Third-Party Claim:

the indemnifying party will not, so long as it vigorously conducts the defense, be liable to the indemnified party hereunder for any fees of other counsel or any other expenses with respect to the defense of the Third-Party Claim, in each case subsequently incurred by the indemnified party in connection with the defense of the Third-Party Claim, other than reasonable costs of investigation;

the assumption will conclusively establish for purposes of this Agreement that the claims asserted in the Third-Party Claim are within the scope of and subject to indemnification; and

no compromise or settlement of the Third-Party Claim may be effected by the indemnifying party without the indemnified party’s Consent unless (1) the compromise or settlement includes a grant by each claimant or plaintiff of a full, unconditional release of the indemnified party from all Liabilities arising from or relating to the claim; and (2) the sole relief provided for is monetary damages that are paid in full by the indemnifying party.

(c) If an indemnifying party does not timely elect to assume the defense of a Third Party Claim, then the indemnifying party will be bound by any determination made in the Proceeding or any compromise or settlement effected by the indemnified party.

(d) Notwithstanding the foregoing, an indemnified party may assume the exclusive right to defend, settle or compromise a Third Party Claim if the indemnified party reasonably determines in good faith that (i) the claim relates to or arises in connection with any criminal or quasi-criminal matter; (ii) the claim seeks or is likely to seek an injunction or other equitable relief against the indemnified party; (iii) there is or may be a conflict of interest between the indemnifying party and the indemnified party; (iv) the indemnifying party is not vigorously defending the claim; or (v) the indemnifying party does not, or is not likely to, have the financial capacity to defend the claim and provide indemnification with respect to the claim. In any case where an indemnified party asserts its rights hereunder, no compromise or settlement of the Third-Party Claim may be effected by the indemnified party without the indemnifying party’s Consent (which shall not be unreasonably withheld or delayed).

(e) The indemnified party or the indemnifying party, as the case may be, that is controlling the defense of a Third Party Claim will keep the other parties reasonably informed of the Proceeding at all stages thereof, whether or not the other parties are represented by counsel. Each party agrees to render to each other such assistance as may reasonably be requested in order to ensure the proper and adequate defense of a Third Party Claim. The indemnified party will cooperate with the indemnifying party and provide such assistance, at the sole cost and expense of the indemnifying party, as the indemnifying party may reasonably request in connection with the defense of the Third Party Claim, including providing the indemnifying party with reasonable access to and reasonable use of all relevant corporate records and reasonably making available its officers and employees for depositions, pretrial discovery and as witnesses at trial, if required. In requesting any such cooperation, the indemnifying party will have due regard for, and attempt to not be disruptive of, the business and day to day operations of the indemnified party and will follow the requests of the indemnified party regarding any documents or instruments which the indemnified party believes should be given confidential treatment.

(f) With regard to Third Party Claims for which indemnification is payable hereunder, such indemnification will be paid by the indemnifying party upon the earliest to occur of: (i) the entry of a judgment against the indemnified party and the expiration of any applicable appeal period or, if earlier, 10 days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of a nonappealable judgment or final appellate decision against the indemnified party; (iii) a settlement of the Third Party Claim; or (iv) with respect to indemnities for any Liability for Taxes, within 10 days following the issuance of an Order by a Tax Authority. Notwithstanding the foregoing, reasonable expenses of counsel to the indemnified party, together with other reasonable costs and expenses (including any appeal bonds), will be reimbursed on a current basis by the indemnifying party.

6.7 Tax Treatment. For Tax purposes, unless otherwise required by Law, the parties agree to treat all payments made under this Agreement, and any payments in respect of any Breaches of representations, warranties, covenants or agreements hereunder, as adjustments to the Purchase Price.

6.8 Exclusive Remedy. After the Closing, the rights and remedies set forth in this Section 6 shall be the sole and exclusive rights and remedies of the Buyer Indemnified Parties and the Seller Indemnified Parties under or in connection with this Agreement, except that nothing in this Agreement will limit any right to injunctive or other equitable relief.

SECTION 7.	MISCELLANEOUS PROVISIONS.

7.1 Interpretation and Usage.

(a) In this Agreement, unless there is a clear contrary intention: (i) when a reference is made to an article, a section, an exhibit or a schedule, that reference is to an article, a section, an exhibit or a schedule of or to this Agreement; (ii) the singular includes the plural and vice versa; (iii) reference to any agreement, document or instrument means that agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (iv) reference to any Law means that Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Law means that section or provision from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of that section or provision; (v) “hereunder,” “hereof,” “hereto,” and words of similar import will be deemed references to this Agreement as a whole and not to any particular article, section or other provision of this Agreement; (vi) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (vii) references to agreements, documents or instruments will be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (viii) the terms “writing,” “written” and words of similar import will be deemed to include communications and documents in e-mail, fax or any other similar electronic or documentary form (except that notices given under this Agreement must comply with the requirements of Section 7.5).

(b) All accounting terms used in this Agreement will be interpreted and all accounting determinations will be made in accordance with GAAP. The table of contents and the headings of the sections and subsections of this Agreement are inserted for convenience of the parties only and will not constitute a part hereof. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

7.2 Amendment and Modification. Subject to applicable Law, this Agreement may be amended or modified from time to time prior to the Closing, with respect to any of the terms contained herein, except that all amendments and modifications must be set forth in a writing duly executed by the Buyer and the Seller.

7.3 Waiver of Compliance; Consents. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the party entitled to compliance, but any waiver or failure to insist upon strict compliance with the obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy will preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the Consent by or on behalf of a party, the Consent must be given in writing in the same manner as for waivers of compliance.

7.4 No Third Party Beneficiaries. Nothing in this Agreement will entitle any Person (other than a party hereto and his, her or its respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

7.5 Notices. All notices, requests, demands and other communications required or permitted hereunder must be made in writing and will be deemed to have been duly given and effective: (a) on the date of delivery, if delivered personally; (b) on the earlier of the fourth day after mailing or the date of the return receipt acknowledgment, if mailed, postage prepaid, by certified or registered mail, return receipt requested; (c) on the date of transmission, if sent by facsimile; or (d) on the date of requested delivery if sent by a recognized overnight courier:

If to the Seller, to:	Sharpridge Capital Management, L.P.
890 Winter Street, Suite 200
Waltham, Massachusetts 02451
	Attention:	Kevin E. Grant, Chief Executive Officer
	Telephone:	(617) 639-0401
	Facsimile:	(617) 507-6439

With a copy to:	Sharpridge Capital Management, L.P.
890 Winter Street, Suite 200
Waltham, Massachusetts 02451
	Attention:	General Counsel
	Telephone:	(617) 639-0414
	Facsimile:	(617) 507-6439

or to such other person or address as the Seller may furnish to the other parties in writing in accordance with this Section 7.5.

If to the Buyer, to:	Cypress Sharpridge Investments, Inc.
David A. Tyson, Lead Independent Director
45 Rockefeller Plaza
Suite 200
New York, New York 10111

With a copy to:	Hunton & Williams LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219-4074
	Attention:	S. Gregory Cope, Esq.
	Telephone:	(804) 788-8388
	Facsimile:	(804) 343-4833

or to such other person or address as the Buyer may furnish to the other parties in writing in accordance with this Section 7.5.

7.6 Assignment. This Agreement and each party’s respective rights hereunder may not be assigned by operation of Law or otherwise at any time except as expressly set forth herein without the prior written consent of the other party; provided that the Buyer may assign its rights and obligations to any Affiliate, but no such assignment shall relieve the Buyer of its obligations hereunder if such assignee does not perform such obligations. Any assignment or purported assignment in violation of this Section 7.6 will be void and of no legal force or effect.

7.7 Governing Law and Venue.

(a) This Agreement and the legal relations among the parties hereto will be governed by and construed in accordance with the internal substantive laws of the State of New York (without regard to the laws of conflict that might otherwise apply) as to all matters, including matters of validity, construction, effect, performance and remedies.

(b) The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State of New York in respect of all matters arising out of or relating to this Agreement, the interpretation and enforcement of the provisions of this Agreement, and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any Proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that the Proceeding may not be brought or is not maintainable in those courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by those courts, and the parties hereto irrevocably agree that all claims with respect to the Proceeding will be heard and determined exclusively in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of the parties solely for that purpose and over the subject matter of the dispute and agree that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 7.5 or in such other manner as may be permitted by law will be valid and sufficient service thereof.

7.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This Agreement may be executed by facsimile or pdf signature and a facsimile or pdf signature will constitute an original for all purposes. At the request of any party, the parties will confirm a facsimile of pdf transmission by signing a duplicate original document.

7.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are Breached. Therefore, each party (a) hereby waives, in any action for specific performance, the defense of adequacy of a remedy at law and any requirement for the posting of any bond or other security in connection with any such remedy; and (b) agrees that the other parties will be entitled to specific performance of this Agreement in any Proceeding initiated to enforce the terms hereof, including the issuance of an Order or Orders to prevent or restrain any actual or threatened Breach of this Agreement, in each case without any requirement to post any bond or provide other security. The remedy of specific performance will be in addition to any other remedy or remedies to which the other parties may be entitled at law or in equity.

7.10 Entire Agreement. This Agreement, including the annexes, exhibits and schedules hereto, embodies the entire agreement and understanding of the parties in respect of the subject matter contained herein and supersedes all prior agreements and the understandings between the parties with respect to the subject matter of this Agreement. No discussions regarding, or exchange of drafts or comments in connection with, the transactions contemplated herein will constitute an agreement among the parties hereto. Any agreement among the parties will exist only when the parties have fully executed and delivered this Agreement.

7.11 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

7.12 WAIVER OF JURY TRIAL. THE PARTIES WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE MAKING, PERFORMANCE OR INTERPRETATION THEREOF, INCLUDING FRAUDULENT INDUCEMENT THEREOF.

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SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

By:	/s/ David A. Tyson
David A. Tyson, Lead Independent Director

SHARPRIDGE CAPITAL MANAGEMENT, L.P.

By:	/s/ Kevin E. Grant
Kevin E. Grant, Chief Executive Officer

Signature Page to Asset Purchase and Sale Agreement by and between Cypress Sharpridge Investments,

Inc. and Sharpridge Capital Management, L.P.